Exhibit 16

July 22, 2010	Audit • Tax • Advisory

Grant Thornton LLP
U.S. Securities and Exchange Commission	175 W Jackson Boulevard, 20th Floor
Office of the Chief Accountant	Chicago, IL 60604-2687
100 F Street, NE
Washington, DC 20549	T 312.856.0200
F 312.565.4719
www.GrantThornton.com
Re: Fuel Tech, Inc.
File No. 001-33059
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K/A of Fuel Tech, Inc. dated July 22, 2010, and agree with the statements concerning our Firm contained therein.
Very truly yours,
GRANT THORNTON LLP
Grant Thornton LLP
U.S member firm of Grant Thornton International Ltd